UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:         March 10, 2003

ANTICUS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its chapter)

NEVADA

333-101420

  98-0375504

(State or other jurisdiction

(Commission

(IRS Employer

   of incorporation)

File Number)

  Identification No.)

1489 Oak Ridge Road, Kelowna, B.C.

V1W 3A9

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(250) 764-0221

Item 4.

Changes in Registrant’s Certifying Accountant

The Board of Directors of the Registrant has determined that it is in the best interest of the Registrant to change the certifying accountant from Peach Goddard to Morgan & Company which was done on March 10, 2003.

The report of Peach Goddard since the inception of the Registrant has not contained an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope, accounting principles or uncertainties other than the ability to continue as a going concern.  There have been no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

None of the reportable events described under 304(a)(v) of Regulation S-K occurred within the most recent fiscal year since inception (May 1, 2002) through March 10, 2003. The Company has requested Peach Goddard to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. Such letter is filed as an exhibit to this Report.

As of  March 10,  2003, the  Company engaged  Morgan & Company as the Company's independent auditors to replace Peach Goddard.  Since its inception May 1, 2002 through March 10, 2003, the Company did not consult with Morgan & Company regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Exchange Act of 1934.

Item 7.  Financial Statements and Exhibits

  (c)   Exhibits:

  Exhibit           Description

   16.1              Letter from Peach Goddard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTICUS INTERNATIONAL CORPORATION

(Registrant)

/s/ Denis Gailbraith

President and Principal Executive Officer

Date:  March 14, 2003